Exhibit 3.2.92

F040730000297

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HAWTHORNE AMUSEMENT CORPORATION

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is Hawthorne Amusement Corporation

SECOND: The certificate of incorporation of the corporation was filed by the Department of State on November 14, 1924.

THIRD: The amendment of the certificate of incorporation effected by this certificate of amendment is as follows:

To change the purpose of the corporation.

FOURTH: To accomplish the foregoing amendment, Article Second of the certificate of incorporation is hereby stricken out in its entirety, and the following new Article is substituted in lieu thereof:

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, exclusive of any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

FIFTH: The Board of Directors and the Shareholders of the corporation authorized the amendment under the authority vested in said Board under the provisions of the certificate of incorporation and of Section 708 of the Business Corporation Law of New York.

[The remainder of this page is left intentionally blank.]

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IN WITNESS WHEREOF, Hawthorne Amusement Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be executed by its Senior Vice President, this 27th day of July, 2004.

/s/ MICHAEL POLITI
Senior Vice President
Michael Politi Senior Vice President & Corporate Counsel

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CERTIFICATE OF INCORPORATION

-OF-

HAWTHORNE AMUSEMENT CORPORATION

PURSUANT TO ARTICLE TWO OF THE STOCK CORPORATION LAW.

ARTICLE I. The corporate name is HAWTHRONE AMUSEMENT CORPORATION.

ARTICLE II. The purposes for which the corporation is formed are:- to purchase or otherwise acquire, erect, sell, lease, deal in and operate theatres and to maintain and operate other amusement enterprises of all kinds; to buy, rent, sell, manufacture, exhibit, deal in and with moving picture films.

To purchase or otherwise acquire, real estate and leasehold or any interest therein, in addition to such as may be necessary for the purposes hereinbefore expressed and to own, hold or improve, lease, sell and deal in the same.

To purchase or otherwise acquire, real and personal property of any and all kinds that may be lawfully acquired and held by a business corporation, and in particular lands, leaseholds, shares of stock, mortgages, bonds, debentures and other securities, merchandise, book debts and claims, copyrights, manuscripts, trademarks, trade-names, brands, labels, patents, caveats, and patent rights, licenses, grants and concessions and any interest in real or personal property.

To enter into, make, perform and carry out contracts of every kind which a corporation organised under the business corporation law may enter into, and for any lawful purpose with any firm, person, association or corporation.

To make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures, mortgages and other obligations, from time to time for the purchase of property or any purpose in or about the business of the company, and to secure the payment of any such obligation by mortgage, pledge, deed of trust or otherwise.

To purchase, hold and re-issue shares of its capital stock in the manner and to the extent permitted by the laws of the state of New York.

To conduct and transact business in any of the states, territories, colonies or dependencies of the United States, and in any and all foreign countries, to have one or more offices therein and therein to hold, purchase, mortgage and convey, real and personal property without limit, as to amount, but always subject to local laws.

The foregoing clauses shall be construed both as objects and powers; and it is hereby provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation.

To do all and every thing necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or associated with other corporations, firms or individuals, and to do any, other set or acts, thing or things incidental or pertaining to or growing out of, or connected with the aforesaid business, or powers, any part or parts thereof, provided the same be not inconsistent with the law under which this corporation is organized.

ARTICLE III. The amount of the capital stock shall be $10,000 consisting of 100 shares of the par value of $100 each.

ARTICLE IV. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors are expressly authorized :-

To make, alter, amend and re_oind the By-Laws of the Company, and to fix the times for the declaration and payment of dividends, and subject to the provisions of the statute, to authorize and cause to be executed mortgages and liens upon the real and personal property of the company.

The company may use and apply its surplus earnings and accumulated profits to the purchase or acquisition of property and to the purchase or acquisition of its own capital stock, from time to time and to such extent and in such manner and upon such terms, as the Board of Directors shall determine.

Subject to the foregoing provisions, the By-Laws may prescribe the number of directors to constitute a quorum at their meetings, and such number may be less than a majority of the whole number.

The company reserves the right to amend, alter, change or repeal any provision of this certificate contained in the manner now or ____ after prescribed by statute for the amendment of the certificate of incorporation.

ARTICLE V. The principal office of the company is to be located in the Borough of _anhattan, County of New York, State of New York.

ARTICLE VI. The duration of the company is to be perpetual.

ARTICLE VII. The number of its directors is to be three. The directors need not be stockholders unless the by-laws of the corporation shall so require. The names and post office addresses of its directors until the first annual meeting of the corporation are as follows : -

NAMES	POST OFFICE ADDRESSES
DAVID BLUM	#1540 Broadway, Manhattan Borough, New York City.

IRVING H. GREENFIELD	#1540 Broadway, Manhattan Borough, New York City.

MATIE HAMMERSTEIN	#1540 Broadway, Manhattan Borough, New York City.

ARTICLE VIII. The names and post office addresses of each of the subscribers of this certificate of incorporation and the statement of the number of shares which each agrees to take in the corporation are as follows:

NAMES	POST OFFICE ADDRESSES

DAVID BLUM	#1540 Broadway, Manhattan Borough, New York City

IRVING H. GREENFIELD	#1540 Broadway, Manhattan Borough, New York City

MATIE HAMMERSTEIN	#1540 Broadway, Manhattan Borough, New York City

ARTICLE IX. All the subscribers of the certificate of incorporation are of full age, at least two thirds of them are citizens of the United States and at least one of them is a resident of the State of New York, and at least one of said persons named as a director is a citizen of the United States and a resident of the State of New York.

IN WITNESS WHEREOF, we have made and subscribed this certificate in triplicate, this 13th day of November, 1924.

/s/ DAVID BLUM

/s/ IRVING H. GREENFIELD

/s/ MATIE HAMMERSTEIN

STATE OF NEW YORK	)
COUNTY OF NEW YORK	) SS:

On this 13th day of November, 1924, before me personally came DAVID BLUM, IRVING H. GREENFIELD & MATIE HAMMERSTEIN, to me known and known to me to be the persons described in and who executed the foregoing certificate of incorporation and they severally duly acknowledged to me that they executed ___ ____

/s/ Illegible
Commissioner of Board, City of New York
Term expires March 4, 192_
N. Y. Co. Register’s No. ______

F020322000349

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

Hawthorne Amusement Corporation

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

1	The name of the corporation is: Hawthorne Amusement Corporation.

2.	The certificate of incorporation of said corporation was filed by the Department of State on November 14, 1924.

3.	The certificate of incorporation is amended so that Article Three is amended by adding the following sentence:

“In accordance with Section 1123(a)(b) of the Bankruptcy Code, this corporation shall not issue non voting equity securities prior to March 21, 2003.”

4.	Shareholder approval was not required. In accordance with Section 808 of the New York Business Corporation Law, this Amendment to the Certificate of Incorporation was made pursuant to a provision contained in an order by the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40423, confirmed and approved on March 1, 2002.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that statements made herein are true under the penalties of perjury this 21, day of March, 2002.

Dated: March 21, 2002

Hawthorne Amusement Corporation

By:	/s/ BRYAN BERNDT
Bryan Berndt
Vice President, signing pursuant to the Bankruptcy Court order in and accordance with section 808 of the NY Business Corporation Law.

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